UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Under Rule 14a-12

SEATTLE GENETICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 20, 2006

Dear Seattle Genetics Stockholders:

On behalf of Seattle Genetics, Inc., I cordially invite you to attend our 2006 Annual Meeting of Stockholders to be held on Friday, May 19, 2006, at 11:00 a.m., local time, at our principal offices located at 21823 - 30th Drive S.E., Bothell, WA 98021.

At the Annual Meeting, you will be asked to (1) elect three directors to our Board of Directors, (2) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2006, (3) approve the issuance and sale of 1,129,015 shares of our common stock to entities affiliated with Baker Brothers Investments for $5.25 per share pursuant to a Stock Purchase Agreement dated as of March 28, 2006 and (4) vote on any other matters properly presented at the Annual Meeting. Additional details regarding the proposals are included in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Please read the enclosed proxy statement and vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. Of course, if you attend the Annual Meeting, you will have the right to vote your shares in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Seattle Genetics. We look forward to seeing you at the Annual Meeting.

Sincerely,

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

There are three ways to vote: By Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

21823 30TH DRIVE S.E.

BOTHELL, WA 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2006

The 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc., a Delaware corporation (the “Company”), will be held on Friday, May 19, 2006 at 11:00 a.m. local time at the principal offices of the Company at 21823 - 30th Drive S.E., Bothell, Washington 98021, for the following purposes:

1.	To elect three directors to hold office until the 2009 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.	To approve the issuance and sale of 1,129,015 shares of our common stock to entities affiliated with Baker Brothers Investments for $5.25 per share pursuant to a Stock Purchase Agreement dated as of March 28, 2006 on the terms described in the attached proxy statement.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You can find more information about each of these items, including the nominees for directors, in the attached proxy statement.

The Board of Directors has fixed the close of business on March 21, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote by Internet, by telephone or by sending in your proxy card, but then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the proxy statement.

Sincerely,

Eric L. Dobmeier

Corporate Secretary

Bothell, Washington

April 20, 2006

YOUR VOTE IS IMPORTANT

There are three ways to vote: By Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

SEATTLE GENETICS, INC.

PROXY STATEMENT FOR THE

2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2006

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set the close of business on March 21, 2006 as the record date for the Annual Meeting. Stockholders of record who owned our common stock or Series A convertible preferred stock on that date are entitled to vote at and attend the Annual Meeting. Each share of common stock is entitled to one vote and each share of Series A convertible preferred stock is entitled to 0.93 votes for every share of common stock into which such share of Series A convertible preferred stock may be converted; provided, that the holders of our Series A convertible preferred stock are not entitled to vote on the election of the two directors nominated for election by the holders of our common stock at the Annual Meeting and the holders of the common stock are not entitled to vote on the election of the one director nominated for election by the holders of the Series A convertible preferred stock at the Annual Meeting as described below. There were 42,437,312 shares of common stock and 15,000,000 shares of Series A convertible preferred stock, on an as-converted to common stock basis, outstanding on the record date.

Voting materials, which include this proxy statement, a proxy card and the 2005 Annual Report, are being mailed to stockholders on or about April 20, 2006.

In this proxy statement:

•	“We,” “us,” “our” and the “Company” refer to Seattle Genetics, Inc.,

•	“Annual Meeting” means our 2006 Annual Meeting of Stockholders,

•	“Board of Directors” or “Board” means our Board of Directors and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting is being held on Friday, May 19, 2006 at 11:00 a.m. local time at our principal offices located at 21823 - 30th Drive S.E., Bothell, Washington 98021.

All stockholders who owned shares of our stock as of March 21, 2006, the record date, may attend and vote on the proposals considered at the Annual Meeting, except that the holders of Series A convertible preferred stock may not vote on the two nominees for director to be voted on by the holders of common stock and the holders of the common stock may not vote on the one director nominated for election by the holders of the Series A convertible preferred stock.

PURPOSE OF THE PROXY STATEMENT AND PROXY CARD

You are receiving this proxy statement and proxy card from us because you owned shares of our common stock or Series A convertible preferred stock on March 21, 2006, the record date. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Clay B. Siegall and Eric L. Dobmeier as your representatives at the Annual Meeting. Clay B. Siegall and Eric L. Dobmeier will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in the event your plans change.

PROPOSALS TO BE VOTED ON AT THIS YEAR’S ANNUAL MEETING

You are being asked to vote on:

•	The election of three directors to serve on our Board of Directors,

•	The ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2006 fiscal year, and

•	The issuance and sale of 1,129,015 shares of our common stock to entities affiliated with Baker Brothers Investments for $5.25 per share pursuant to a Stock Purchase Agreement dated as of March 28, 2006.

The Board of Directors recommends a vote FOR each proposal.

VOTING PROCEDURE

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the Annual Meeting.

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in street name and you wish to vote your shares at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation.

You may vote by telephone or electronically via the Internet.

To submit your proxy by telephone or via the Internet, follow the instructions on the proxy card.

You may change your mind after you have returned your proxy or submitted your proxy by telephone or via the Internet.

If you change your mind after you return your proxy or submit your proxy by telephone or via the Internet, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy with a later date,

•	submitting a new proxy by telephone,

•	submitting a new proxy via the Internet, or

•	voting in person at the Annual Meeting.

MULTIPLE PROXY CARDS

If you received more than one proxy card, it means that you hold shares in more than one account or hold shares of both our common stock and our Series A convertible preferred stock. Please sign and return all proxy cards to ensure that all your shares are voted.

QUORUM REQUIREMENT

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting, or

•	has properly submitted a proxy card.

A majority of our outstanding shares of common stock and Series A convertible preferred stock, taken together as a single class on an as-converted to common stock basis, as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

CONSEQUENCES OF NOT RETURNING YOUR PROXY; ABSTENTIONS AND BROKER NON- VOTES

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder or the proposal to approve the sale of shares to entities affiliated with Baker Brothers Investments). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Proposal No. 1 and Proposal No. 2 qualify as routine matters. Proposal No. 3 regarding approval of our sale of common stock to entities affiliated with Baker Brothers Investments does not qualify as a routine matter.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Annual Meeting.

REQUIRED VOTE

Assuming a quorum is present, the two nominees receiving the highest number of yes votes from holders of common stock and the one director nominated by the holders of the Series A convertible preferred stock receiving the highest number of yes votes from holders of the Series A convertible preferred stock will be elected as directors. The ratification of the independent registered public accounting firm will require the affirmative vote of a majority of the voting power of the shares of common stock and Series A convertible preferred stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting. The approval of the issuance and sale of 1,129,015 shares of our common stock to entities affiliated with Baker Brothers Investments will require the affirmative vote of a majority of the voting power of the shares of common stock and Series A convertible preferred stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting.

VOTE SOLICITATION; NO USE OF OUTSIDE SOLICITORS

Seattle Genetics, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

VOTING PROCEDURES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Mellon Investor Services, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked and votes properly cast by telephone or Internet, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned but not marked will be voted FOR the director nominees to be voted upon by the common stock, in the case of holders of common stock, and FOR the director nominee to be voted upon by the Series A convertible preferred stock, in the case of the holders of Series A convertible preferred stock, FOR ratification of the Company’s independent registered public accounting firm, FOR approval of the common stock sale to entities affiliated with Baker Brothers Investments and as the proxy holders deem desirable for any other matters that may properly come before the Annual Meeting, in the case of both the holders of common stock and Series A convertible preferred stock. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

PUBLICATION OF VOTING RESULTS

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006, which we will file with the SEC. You can obtain a copy by contacting our Investor Relations Department at (425) 527-4000, by calling the SEC at (800) 732-0330 for information regarding its public reference room or through the EDGAR system at www.sec.gov.

OTHER BUSINESS

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Clay B. Siegall and Eric L. Dobmeier to vote on such matters at their discretion.

PROPOSALS FOR 2007 ANNUAL MEETING

To have your proposal included in our proxy statement for the 2007 Annual Meeting, you must submit your proposal in writing by December 15, 2006 to Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 -30th Drive S.E., Bothell, Washington 98021. Proposals of stockholders intended to be considered at the 2007 Annual Meeting but not included in our proxy statement for that meeting must be received at the above address no earlier than January 20, 2007 and no later than February 19, 2007; provided, however, that in the event the date of the 2007 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the date of this year’s Annual Meeting and less than 60 days notice is given prior to the 2007 Annual Meeting, then such proposal must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made.

If you submit a proposal for the 2007 Annual Meeting after February 19, 2007 or after the 10th day following announcement of the date of the meeting, as applicable, management may or may not, at their discretion, present the proposal at that meeting, and the proxies for the 2007 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three approximately equal classes with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year; provided, however, that the holders of our Series A convertible preferred stock, voting together as a separate class, have the right to designate two members of our Board of Directors as summarized below.

Subject to the rights of the holders of Series A convertible preferred stock, vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

The Board of Directors is presently composed of eight members. The Class II directors, whose terms expire at the 2006 Annual Meeting, are Clay B. Siegall, Felix Baker and Daniel F. Hoth. The Class III directors, whose terms expire at the 2007 Annual Meeting, are Marc E. Lippman, Douglas G. Southern and Franklin M. Berger. The Class I directors, whose terms expire at the 2008 Annual Meeting, are Srinivas Akkaraju and David W. Gryska. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms.

Clay B. Siegall, Felix Baker and Daniel F. Hoth have been recommended by the Nominating Committee of the Board of Directors for election at the Annual Meeting and have been nominated by the Board for election at the Annual Meeting as Class II directors for three-year terms expiring at the 2009 Annual Meeting.

Clay B. Siegall and Daniel F. Hoth, nominated for election by the holders of common stock at the Annual Meeting, are elected by a majority of the votes cast by holders of common stock that are present in person or represented by proxy and entitled to vote at the meeting.

The holders of our Series A convertible preferred stock, voting together as a separate class, have the right to designate two members of our Board of Directors so long as at least 37.5% of the shares of Series A convertible preferred stock issued at the closing of the Series A convertible preferred stock financing on July 8, 2003 are outstanding. If between 18.75% and 37.5% of the shares of Series A convertible preferred stock issued at the closing are outstanding, the holders of Series A convertible preferred stock have the right, voting together as a separate class, to designate one member of our Board of Directors. If less than 18.75% of the shares of Series A convertible preferred stock issued at the closing are outstanding, the rights of the Series A investors to vote separately for the election of directors shall terminate. Under the terms of an Investor Rights Agreement among us and certain of the holders of our Series A convertible preferred stock, one Series A director will be designated by J.P. Morgan Partners and one will be designated by Baker Brothers Investments. The right of J.P. Morgan Partners and Baker Brothers Investments, as applicable, to designate a director terminates if J.P. Morgan Partners or Baker Brothers Investments, as applicable, holds less than 50% of the Series A convertible preferred stock (or common stock issued upon conversion thereof) purchased by it at the closing. If J.P. Morgan Partners or Baker Brothers Investments loses its right to designate a director, then our Board of Directors may fill the vacancy or reduce the number of directors authorized in our bylaws. Pursuant to these rights, Srinivas Akkaraju and Felix Baker joined our Board of Directors upon completion of the Series A convertible preferred stock financing. The holders of Series A convertible preferred stock do not have the right to vote on members of our Board of Directors other than the nominees they designate. Consequently, because only the nominee of the holders of Series A convertible preferred stock designated by Baker Brothers Investments is being elected at the Annual Meeting, such holders will only be voting on Felix Baker for director at the Annual Meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees, as applicable. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, in the case of a nominee elected by the holders of common stock, such shares will be voted for the election of such substitute nominees as management may propose, and in the case of the nominee elected by the holders of the Series A convertible preferred stock, such substitute nominee as determined by Baker Brothers Investments pursuant to the terms of the Investor Rights Agreement. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR THE BOARD OF DIRECTORS

The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 19, 2006 and certain other information about them are set forth below:

Name of Director Nominee	Age	Company Positions/Offices	Director Since
Clay B. Siegall, Ph.D.	45	President, Chief Executive Officer and Interim Chairman of the Board	December 1997
Felix Baker, Ph.D. (1) (3)	37	Lead Director	July 2003
Daniel F. Hoth, M.D.	60	Director	March 2006

Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
Marc E. Lippman, M.D. (1) (3)	61	Director	June 2000	2007
Douglas G. Southern (2)	63	Director	June 2002	2007
Franklin M. Berger (2) (3)	56	Director	June 2004	2007
Srinivas Akkaraju, M.D., Ph.D. (1) (3)	38	Director	July 2003	2008
David W. Gryska (1) (2)	50	Director	March 2005	2008

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Nominating and Corporate Governance Committee

There are no family relationships among any of the directors or executive officers of the Company.

DIRECTOR NOMINEE PROFILES

Clay B. Siegall, Ph.D.    Dr. Siegall co-founded Seattle Genetics in 1997. He has served as our Chief Executive Officer since November 2002, as our President since June 2000, as one of our directors since December 1997 and as our Interim Chairman of the Board since March 2004. Dr. Siegall also served as our Executive Vice President from December 1997 to June 2000 and as our Chief Scientific Officer from December 1997 until November 2002. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute as a Senior Research Investigator from February 1991 to January 1995 and as a Principal Scientist from January 1995 to December 1997. From February 1988 to February 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. He serves on the Editorial Board of three scientific journals and is a member of the Board of Scientific Counselors for the Cancer Treatment Research Foundation. Dr. Siegall received the Pierce Award in 1995 for his efforts in the field of targeted toxins.

Felix Baker, Ph.D.    Dr. Baker has served as one of our directors since July 2003 and as our Lead Director since February 2005. He is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life science companies. Dr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Dr. Baker received a Ph.D. in Immunology and a B.S. in Biology with honors from Stanford University. In addition to Seattle Genetics, Dr. Baker serves as a director of AnorMed, Inc., Neurogen Corporation, Conjuchem, Inc., and Trimeris, Inc., all publicly-traded biotechnology companies, as well as several privately held companies.

Daniel F. Hoth, M.D.    Dr. Hoth has served as one of our directors since March 2006. He is currently a consultant to the pharmaceutical and biotechnology industry in drug development and clinical trials. Previously, Dr. Hoth served as Senior Vice President and Chief Medical Officer of Axys Pharmaceuticals, Inc. (now Celera Genomics) from June 1999 to December 2001 and of Cell Genesys, Inc. from July 1993 to June 1997. From 1981 to 1993, he held various positions at the National Institutes of Health (NIH), including Director, Division of AIDS at the National Institute of Allergy and Infectious Diseases, and Chief of the Investigational Drug Branch of the National Cancer Institute. Before the NIH, he was on the faculty of the Georgetown University School of Medicine. Dr. Hoth received his M.D. from Georgetown University School of Medicine and his A.B. in Psychology from Franklin and Marshall College.

CONTINUING DIRECTOR PROFILES

Marc E. Lippman, M.D.    Dr. Lippman has served as one of our directors since June 2000. Since February 2001, he has been the John G. Searle Professor and Chair of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 500 publications and one of the standard texts on breast cancer. He serves as chair of the Scientific Advisory Board for the Perseus-Soros Fund and is a director of Raven Biotechnologies,

Inc., a privately held biotechnology company. Dr. Lippman has also served as a member of our Scientific Advisory Board since June 1998. He received a B.A., magna cum laude, from Cornell in 1964 and an M.D. from Yale where he was elected to Alpha Omega Alpha in 1968.

Douglas G. Southern    Mr. Southern has served as one of our directors and as Chairman of our Audit Committee since June 2002. Mr. Southern is currently the Chairman of the board of directors and serves on the audit committee of Cutter & Buck Inc., a publicly-traded designer and marketer of sportswear. Mr. Southern was Senior Vice President and Chief Financial Officer at Immunex Corporation from January 1991 until retiring in April 1999. Prior to Immunex, he served as Senior Vice President and Chief Financial Officer at Pay ‘N Pak Stores from December 1985 to June 1990 and as Vice President and Corporate Controller of Coca Cola Bottling Company of Los Angeles from September 1975 to November 1979. From November 1979 to September 1985 and from September 1965 to September 1975, he served as an auditor and Certified Public Accountant with Arthur Young & Company, a predecessor to the accounting firm Ernst & Young LLP, the last six years of which he was an audit partner. He received a B.S. in business administration from the University of California, Los Angeles and a Master’s in Accounting from the University of Southern California.

Franklin M. Berger, CFA    Mr. Berger has served as one of our directors since June 2004. Mr. Berger is a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. He served most recently as Managing Director, Equity Research and Senior Biotechnology Analyst at J.P. Morgan Securities from May 1998 to March 2003. In this position, he initiated team coverage of 26 biotechnology companies and was responsible for technical, scientific and clinical due diligence as well as company selection. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney from August 1997 to May 1998 and Josephthal & Co. from November 1991 to August 1997. Prior to his work as a biotechnology analyst, he managed Pantagruel Partners, a firm that developed early-stage pharmaceutical compounds for sale to drug companies and venture capital firms. He holds an M.B.A. from the Harvard Graduate School of Business Administration and an M.A. in International Economics and a B.A. in International Relations both from Johns Hopkins University. In addition to Seattle Genetics, Mr. Berger serves as a director of VaxGen, Inc. and Isotechnika Inc., both publicly-traded biotechnology companies.

Srinivas Akkaraju, M.D., Ph.D.    Dr. Akkaraju has served as one of our directors since July 2003. He joined J.P. Morgan Partners in April 2001 and became a Partner in January 2005. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc., a biotechnology company, most recently as Senior Manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. In addition to Seattle Genetics, Dr. Akkaraju serves as a director of Barrier Therapeutics, Inc., a publicly-traded biopharmaceutical company, as well as several privately held companies.

David W. Gryska    Mr. Gryska has served as one of our directors since March 2005. Previously, Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from November 2000 to October 2004, and as Vice President of Finance and Chief Financial Officer from December 1998 to November 2000. From 1993 to December 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways Corporation, a medical device company which was later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young LLP, an accounting firm. During his eleven years at Ernst & Young LLP, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska holds a B.A. in accounting and finance from Loyola University and an M.B.A. from Golden Gate University. In addition to Seattle Genetics, Mr. Gryska serves as a member of the board of directors and is chairman of the audit committee of CoTherix, Inc., a publicly-traded biotechnology company.

SENIOR MANAGEMENT

The senior management of the Company who are not also directors of the Company, their ages as of May 19, 2006 and certain other information about them are set forth below:

Name of Non-Director Senior Management	Age	Company Positions/Offices
Todd E. Simpson	45	Chief Financial Officer
Eric L. Dobmeier	37	Senior Vice President, Corporate Development and General Counsel
Morris Z. Rosenberg, D.Sc.	46	Senior Vice President, Development
Paul J. Carter, Ph.D.	45	Vice President, Antibody Technologies
Iqbal S. Grewal, Ph.D.	51	Vice President, Preclinical Therapeutics
Peter D. Senter, Ph.D.	54	Vice President, Chemistry

SENIOR MANAGEMENT PROFILES

Todd E. Simpson    Mr. Simpson has served as our Chief Financial Officer since October 2005. Previously, Mr. Simpson served from October 2001 to October 2005 as Vice President, Finance and Administration and Chief Financial Officer of Targeted Genetics, a biotechnology company. From January 1996 to October 2001, Mr. Simpson served as Vice President, Finance and Administration and CFO of Aastrom Biosciences, Inc., a biotechnology company. From August 1995 to December 1995, he served as Treasurer of Integra LifeSciences Corporation, a biotechnology company, which acquired Telios Pharmaceuticals, Inc., in August 1995. From 1992 until its acquisition by Integra, he served as Vice President of Finance and CFO of Telios and in various other finance-related positions. Mr. Simpson is a certified public accountant, and from 1983 to 1992 he practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson received a B.S. in Accounting and Computer Science from Oregon State University.

Eric L. Dobmeier    Mr. Dobmeier has served as our Senior Vice President, Corporate Development since February 2005. Previously, he served as our Vice President, Corporate Affairs from August 2003 to February 2005 and as our Senior Director, Legal Affairs from March 2002 to August 2003. He has also served as our General Counsel since March 2002. Prior to joining the Company, he was an attorney and then a senior attorney at Venture Law Group, a law firm, from March 1998 to March 2002 and an associate at Heller Ehrman White & McAuliffe, a law firm, from January 1997 to February 1998. Mr. Dobmeier is also a former law clerk for the Honorable Spencer M. Williams of the U.S. District Court for the Northern District of California. He received a J.D. from Boalt Hall School of Law, University of California, Berkeley and an A.B. in History from Princeton University.

Morris Z. Rosenberg, D.Sc.    Dr. Rosenberg has served as our Senior Vice President, Development since October 2004 and was our Vice President, Development from July 2001 to October 2004. Previously, he was Head of Bioprocess Development at Eli Lilly & Company from July 1998 to July 2001. From August 1990 to July 1998, he held positions of increasing managerial responsibility, including Group Leader, at Biogen, Inc., a biopharmaceutical company. Dr. Rosenberg received a D.Sc. in Chemical Engineering, a M.S. and B.S. in Chemical Engineering, and a B.A. in Biology from Washington University in St. Louis, Missouri.

Paul J. Carter, Ph.D.    Dr. Carter has served as our Vice President, Antibody Technologies since October 2004. Previously, he served as our Senior Director, Antibody Technologies from February 2003 until October 2004. Prior to that, Dr. Carter was Director of Research, Antibody Technologies at Amgen, Inc. from July 2002 until February 2003 and served in the same position at Immunex Corporation from September 2000 until July 2002 when Immunex was acquired by Amgen. Dr. Carter also served in various positions at Genentech, Inc. from 1986 until September 2000. He has published more than 80 manuscripts and is an inventor on 16 U.S. patents and 17 U.S. patent applications. Dr. Carter received a B.A. in Natural Sciences and a Ph.D. in Molecular Biology from Cambridge University.

Iqbal S. Grewal, Ph.D.    Dr. Grewal has served as our Vice President, Preclinical Therapeutics since October 2004. Previously, he was a Senior Scientist in the Department of Immunology at Genentech, Inc. from March 2000 to October 2004 and a Scientist from May 1998 to March 2000. Prior to that, Dr. Grewal was at the Yale University School of Medicine. Dr. Grewal received a B.S. in Biology and Chemistry from Panjab University in India, a M.S. in Immunobiology from the University of Aberdeen in the United Kingdom and a Ph.D. in Immunology from UCLA.

Peter D. Senter, Ph.D.    Dr. Senter has served as our Vice President, Chemistry since August 2002. Previously, he served as our Senior Director, Chemistry from November 2000 until August 2002 and as our Director, Chemistry from January 1999 to November 2000. Before that, he was Director of Chemistry at Cytokine Networks, Inc., a biotechnology company, from November 1997 to August 1998 and Senior Principal Scientist at Bristol-Myers Squibb Pharmaceutical Research Institute from July 1985 to November 1997. Dr. Senter received a Ph.D. in Chemistry from the University of Illinois and an A.B. in Biochemistry from the University of California, Berkeley. He is the Associate Editor of Bioconjugate Chemistry and serves on the editorial board of four scientific journals. Dr. Senter is an Affiliate Professor of Bioengineering at the University of Washington. He has authored more than 100 scientific publications and is an inventor on 25 U.S. patents.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2005, the Board met six times and acted by written consent once. On at least a quarterly basis, the Board meets in executive session of independent directors without management present. The Board has several committees, including a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Each director attended at least 75% of all Board and applicable committee meetings during 2005, except Mr. Gryska who was appointed to the Audit Committee in May 2005 and attended two of three Audit Committee meetings conducted subsequent to his appointment.

In February 2005, Felix Baker became the lead director of the Board. His duties include, among others:

•	providing leadership to the Board complementary to the Chairman of the Board;

•	working with the Chairman of the Board and Corporate Secretary to set the agenda for Board meetings;

•	chairing regular meetings of independent directors without management present; and

•	chairing Board meetings if the Chairman of the Board is not in attendance.

Compensation Committee

The Compensation Committee consists of Felix Baker (Chairman), Marc E. Lippman, Srinivas Akkaraju and David W. Gryska. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” as that term is defined in Rules 4200 and 4350 of the listing standards of the National Association of Securities Dealers (“NASD”).

The Compensation Committee held two meetings and acted by written consent three times during 2005. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers our 1998 Stock Option Plan, 2000 Directors’ Stock Option Plan and 2000 Employee Stock Purchase Plan. The Compensation Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Compensation Committee charter can be viewed on our website at www.seattlegenetics.com.

Audit Committee

The Audit Committee consists of Douglas G. Southern (Chairman), David W. Gryska and Franklin M. Berger. The Board of Directors has determined that all of the members of the Audit Committee are “independent” as that term is defined in Rules 4200 and 4350 of the listing standards of the NASD. The Board of Directors has determined that Mr. Southern is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee held six meetings during 2005. Among its responsibilities, the Audit Committee appoints and establishes the fees for our independent registered public accounting firm, reviews and approves the procedures we use to prepare our periodic reports, reviews and approves our critical accounting policies, reviews the independence of the independent registered public accounting firm, monitors the effectiveness of the audit effort and oversees our financial and accounting organization and our system of internal accounting controls. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed annually and amended as necessary by the Audit Committee and the Board of Directors to ensure compliance with all applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and corporate governance standards adopted by the NASD. A copy of the Audit Committee charter can be viewed on our website at www.seattlegenetics.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Srinivas Akkaraju (Chairman), Felix Baker, Marc E. Lippman and Franklin M. Berger. The Board of Directors has determined that all of the members of the Nominating Committee are “independent” as that term is defined in Rules 4200 and 4350 of the listing standards of the NASD.

The Nominating and Corporate Governance Committee held one meeting and acted by written consent once during 2005. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board of Directors and to recommend nominees to the Board for election as directors of the Company and as members of the committees of the Board of Directors. The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Nominating and Corporate Governance Committee charter can be viewed on our website at www.seattlegenetics.com.

The Nominating and Corporate Governance Committee assesses many characteristics when considering director candidates. Among the characteristics to be considered are such person’s professional background, business experience, judgment and integrity, familiarity with the biotechnology industry and applicable expertise. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as the nature and time involved in a director’s service on other boards.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the Board as a result of a resignation or otherwise, or if the Board decides not to nominate a member for re-election or decides to add a member to the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above and the Board’s needs. Current members of the Board are asked to submit suggestions as to individuals meeting the criteria described above. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we may in the future retain a third-party search firm, if necessary. Daniel F. Hoth, who is standing for election at the Annual Meeting, was recommended to the Nominating and Corporate Governance Committee by Clay B. Siegall, our current Chief Executive Officer and Interim Chairman of the Board.

In accordance with our Bylaws and applicable law and subject to the rights of the holders of our Series A convertible preferred stock, recommendations for nominations for directors may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for recommending persons for election as directors are set forth in our Bylaws and the section of this proxy statement titled “Proposals for 2007 Annual Meeting.” If a stockholder complies with these procedures for recommending persons for election as directors, the Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the Nominating and Corporate Governance Committee’s independent judgment in accordance with the policies and procedures adopted in the Nominating and Corporate Governance Committee’s charter, will determine whether to recommend the candidate(s) recommended by the stockholders to the Board for inclusion in the list of candidates for election as directors at the next stockholder meeting held to elect directors.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of Seattle Genetics stockholders. Six directors attended the 2005 annual meeting of stockholders.

Communications with the Board of Directors

The Company’s Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Seattle Genetics, Inc., Attention: Investor Relations, 21823 – 30th Drive Southeast, Bothell, WA 98021, and the communication will be forwarded, as appropriate. If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered on page 5 of this proxy statement under the caption “Proposals for 2007 Annual Meeting.”

Code of Ethics

The Board of Directors has adopted a Code of Ethics for all directors, officers and employees of Seattle Genetics, Inc. A copy of the Code of Ethics can be viewed on our website at www.seattlegenetics.com. We will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics for directors, executive officers and other senior financial officers, including the name of the director or executive officer to whom the waiver was granted, on a Form 8-K filed with the SEC.

Whistleblower Policy

The Company has adopted a Whistleblower Policy applicable to its employees that provides for protection from retaliation or discrimination by the Company due to reporting issues relating to compliance with applicable laws and regulations.

DIRECTOR COMPENSATION

Our nonemployee directors receive $1,500 per Board meeting attended in person and $500 per Board meeting attended telephonically, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board meetings. Our employee directors currently receive no cash fees for Board meeting attendance but are reimbursed for reasonable and customary travel expenses. Our nonemployee directors receive $500 per committee meeting attended in person or by telephone. The Chairman of our Audit Committee, Mr. Southern, receives $1,000 per Audit Committee meeting attended. In addition, our nonemployee directors receive an annual retainer of $20,000, payable quarterly, for their service on the Board and Mr. Southern receives an additional annual retainer of $5,000, payable quarterly, for his service as the Chairman of our Audit Committee.

The Company’s 2000 Directors’ Stock Option Plan provides that each person who becomes a nonemployee director of the Company is granted a nonstatutory stock option to purchase 25,000 shares of the Company’s common stock (the “Initial Option”). The Initial Option is granted on the date on which the optionee first becomes a nonemployee director of the Company. Srinivas Akkaraju and Felix Baker were not granted an Initial Option upon becoming directors of the Company.

Thereafter, on the date of each annual meeting of the Company’s stockholders, each nonemployee director is granted an additional option to purchase 10,000 shares of common stock if, on such date, he or she has served on the Board for at least six months (the “Annual Option”). Therefore, Felix Baker, Marc E. Lippman, Douglas G. Southern, Franklin M. Berger, Srinivas Akkaraju and David W. Gryska will receive an Annual Option under the 2000 Directors’ Stock Option Plan on the date of the Annual Meeting. Daniel F. Hoth who recently joined our Board of Directors in March 2006 will not receive an Annual Option at the Annual Meeting.

Both Initial Options and Annual Options have ten year terms and are subject to adjustment to reflect any stock splits, stock dividends, combinations or similar transactions. The Annual Options become fully exercisable on the day before the anniversary of the date of grant of the Annual Option and the Initial Options become exercisable as to 1/4th of the shares subject to the Initial Option on the first anniversary of the date of grant of the Initial Option and as to 1/36th of the remaining shares subject to the Initial Option ratably each month thereafter. The exercise price of the options is equal to the fair market value of our common stock on the Nasdaq National Market on the date the option is granted. The options remain exercisable for up to ninety days following the optionee’s termination of service as a member of the Board of Directors, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board).

Douglas G. Southern, Marc E. Lippman, Srinivas Akkaraju, Felix Baker and Franklin M. Berger each received a stock option grant of 10,000 shares on May 13, 2005, the date of our 2005 Annual Meeting.

Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has been selected as our independent registered public accounting firm for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since June 1998. In the event that ratification of this selection of independent registered public accounting firm is not approved by our stockholders, the Audit Committee will review its future selection of auditors.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR

ENDING DECEMBER 31, 2006.

PROPOSAL NO. 3

APPROVAL OF THE ISSUANCE OF SHARES IN CONNECTION

WITH A FINANCING TRANSACTION

On March 29, 2006, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and CIBC World Markets Corp. (together, the “Underwriters”), relating to the public offering, issuance and sale of 7,300,000 shares of the Company’s common stock, $0.001 par value per share (the “Offering”). The Underwriters agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $5.13 per share. The Underwriters may offer the common stock from time to time in one or more transactions on the Nasdaq National Market, in over-the-counter market or through negotiated transactions at market prices or at negotiated prices. The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 previously filed with the SEC and a prospectus supplement. The Underwriting Agreement was filed with the SEC on March 30, 2006 as Exhibit 1.1 to a current report on Form 8-K.

On March 28, 2006, the Company also entered into a stock purchase agreement (the “Stock Purchase Agreement”) with entities affiliated with Baker Brothers Investments, which are managed by Baker Bros. Advisors, LLC. Felix Baker, Ph.D., one of our directors, is a Managing Member of Baker Brothers Advisors. The Stock Purchase Agreement provides that, subject to stockholder approval and customary closing conditions, these entities will purchase 1,129,015 shares of our common stock (the “Shares”) to be issued pursuant to our currently effective shelf registration statement on Form S-3 (the “Financing”). The purchase price per share for such sale is $5.25 per share. This price equals the greater of (a) the volume weighted average price at which underwritten shares were sold by the Underwriters in one or more transactions through 4 p.m. Eastern time on Wednesday, March 29, 2006, and (b) the price at which the underwritten shares were sold to the Underwriters by the Company pursuant to the Underwriting Agreement. The Company agreed to use commercially reasonable efforts to seek stockholder approval for this issuance within 75 days of March 28, 2006 and is seeking stockholder approval pursuant to this Proposal No. 3. If we do not receive such approval, the transaction pursuant to the Stock Purchase Agreement will not be consummated. The Stock Purchase Agreement was filed with the SEC on March 30, 2006 as Exhibit 10.1 to a current report on Form 8-K. You are encouraged to review the full text of the Stock Purchase Agreement. The following summary is qualified in its entirety by reference to the more detailed terms set forth in the Stock Purchase Agreement.

BACKGROUND OF THE FINANCING

From time to time, our management and the Board of Directors consider undertaking public offerings of our common stock to raise additional funds to support our clinical trials and research and development activities and to fund continued operations. Baker Brothers Investments has previously expressed an interest in participating in such offerings. Due to the rules described below under the heading titled “Stockholder Approval Required under NASD Rules,” entities affiliated with Baker Brothers Investments are not able to purchase shares directly from the Underwriters in the Offering. Therefore, the Company has structured the sale and issuance of shares of common stock to entities affiliated with Baker Brothers Investments to occur directly pursuant to the Stock Purchase Agreement, subject to the receipt of the requisite level of stockholder approval for the Financing. To ensure that Baker Brothers Investments pays a price approximating the price paid by investors in the Offering, the price per share of the Shares issued in the Financing is to equal the greater of (a) the volume weighted average price at which underwritten shares were sold by the Underwriters in one or more transactions through 4 p.m. Eastern time on Wednesday, March 29, 2006, and (b) the price at which the underwritten shares were sold to the Underwriters by the Company pursuant to the Underwriting Agreement. This formulation resulted in a price per share for the shares of common stock sold in the Financing of $5.25.

TERMS OF THE FINANCING AND SHARES

The terms of the Financing are summarized below.

THE FOLLOWING SUMMARY BELOW IS INTENDED TO PROVIDE YOU WITH CERTAIN INFORMATION CONCERNING THE FINANCING; HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE STOCK PURCHASE AGREEMENT, WHICH WAS FILED WITH THE SEC ON MARCH 30, 2006 AS EXHIBIT 10.1 TO A CURRENT REPORT ON FORM 8-K.

Purchase Price

The price per share for the shares of common stock sold in the Financing is $5.25.

Rights Associated with the Shares

The holders of the Shares will have the same rights as the holders of our outstanding common stock.

Closing Date

The Stock Purchase Agreement provides that the completion of the purchase and sale of the Shares shall occur on the third business day after receipt of stockholder approval for this Proposal No. 3.

Closing Conditions

On or before the closing of the Financing, the Company also shall deliver to the purchasers and file with the SEC a prospectus supplement reflecting the offering of the Shares in conformity with the Securities Act of 1933, as amended, pursuant to our currently effective shelf registration statement on Form S-3. Certain customary closings conditions also apply to the closing of the Financing.

INTERESTS OF CERTAIN PERSONS IN THE FINANCING

Felix Baker, Ph.D. has served as one of our directors since July 2003 and as our Lead Director since February 2005. He is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life science companies. Please see the table titled “Common Stock Ownership of Certain Beneficial Owners and Management” contained in this Proxy Statement for detailed information on the stock ownership of entities affiliated with Baker Brothers Investments in the Company. Entities affiliated with Baker Brothers Investments propose to purchase 1,129,015 shares of our common stock in the Financing.

STOCKHOLDER APPROVAL REQUIRED UNDER NASD RULES

The issuance of the Shares by the Company is subject to stockholder approval pursuant to the Rules of the National Association of Securities Dealers, Inc. (“NASD”) applicable to companies whose securities are traded on the Nasdaq Capital Market (“Nasdaq”). Rule 4350 of the NASD rules (the “Insider Rule”) requires companies that are listed on Nasdaq to obtain stockholder approval when a stock purchase plan is to be established pursuant to which stock may be acquired by officers, directors, employees, or consultants, subject to certain exceptions. Nasdaq’s interpretation of the Insider Rule applies to any offering that could possibly result in the issuance of securities at a price below the closing price on the date of sale to an officer, director, employee or consultant in a private placement, subject to certain exceptions inapplicable to the Financing. While the Offering involved the sale and issuance of underwritten shares, NASDAQ interpreted the Offering and the Financing taken together as a whole to not constitute a public offering under the NASD rules. As such, we are seeking stockholder approval of the issuance of the Shares prior to and as a condition to completion of the Financing.

CONSEQUENCES OF NON-APPROVAL

Because stockholder approval is a condition to completion of the Financing, the Company will not complete the Financing if stockholder approval is not obtained.

FINANCIAL AND OTHER INFORMATION

The financial and other information required pursuant to the SEC’s proxy rules is incorporated by reference to our Annual Report on Form 10-K which is being delivered to our stockholders with this Proxy Statement.

VOTE REQUIRED

The approval of the Financing will require the affirmative vote of a majority of the voting power of the shares of common stock and Series A convertible preferred stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting.

REASONS FOR THE FINANCING

The Board of Directors has determined that obtaining additional funds is important to the Company’s ability to execute on its current business plan. The Board of Directors has also determined, based on current market conditions and the pricing of the Shares at the volume weighted average price at which the shares purchased by the Underwriters in the Offering were sold by the Underwriters through 4 p.m. Eastern time on Wednesday, March 29, 2006, that the Shares being sold in the Financing are being issued and sold for fair value as of the date of the Stock Purchase Agreement.

BOARD RECOMMENDATION

Although the issuance of the Shares in the Financing will have a dilutive effect on our current stockholders, the Board of Directors believes that stockholder approval of the Financing is in our best interest because additional capital will strengthen our ability to continue our business operations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently comprised of three independent directors and operates under a written charter originally adopted by the Board of Directors in March 2001, and reviewed on an annual basis and amended as necessary by the Audit Committee and Board of Directors.

The members of the Audit Committee are currently Douglas G. Southern (Chairman), Franklin M. Berger and David W. Gryska. Each of the members of the Audit Committee is an “independent director” as currently defined in Rules 4200 and 4350 of the National Marketplace Rules of the NASD.

The Audit Committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held six meetings during 2005. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2005 with management and the independent registered public accounting firm. The Audit Committee also instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by United States Generally Accepted Auditing Standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from Seattle Genetics, Inc.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements and the audited assessment of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:

Douglas G. Southern, Chairman

Franklin M. Berger

David W. Gryska

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years 2005 and 2004 and billed us aggregate fees for services rendered as follows:

Type of Fees	2005	2004
Audit	$295,800	$315,735
Audit-related	—	95,234
Tax	7,475	8,625
All other fees	1,900	1,500

Total fees	$305,175	$421,094

Audit Fees.    Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.    Audit-related fees consisted primarily of fees for professional services related to our follow-on public offering in February 2004 and our S-3 shelf registration statement filed in November 2004.

Tax.    Tax fees principally included tax compliance, tax advice and tax planning fees.

All other fees.    All other fees consist of an annual license fee to access a library of authoritative financial reporting and assurance literature.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee for ratification at its next regular meeting. All audit-related and non-audit related services performed by the Company’s independent registered public accounting firm in 2005 were pre-approved.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much common stock and Series A convertible preferred stock, on an as converted to common stock basis, was beneficially owned as of March 17, 2006 by each director, by each owner of more than five percent of our outstanding common stock, by the Named Executive Officers and by all officers and directors as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823-30th Drive S.E., Bothell, WA 98021.

Name and Address	Total Common Stock Equivalents (1)	Percent of Common Stock Equivalents (2)
Felix Baker, Ph.D. (3) Baker Brothers Investments 667 Madison Ave, 17th Floor New York, NY 10021	8,527,427	14.6%
Srinivas Akkaraju, M.D., Ph.D. (4) JPMP Capital Corp. 1221 Avenue of the Americas, 39th Floor New York, NY 10020	7,322,500	12.6%
FMR Corporation 82 Devonshire Street Boston, MA 02109	5,509,266	9.6%
Bill & Melinda Gates Foundation 1551 Eastlake Ave E. Seattle, WA 98102	3,521,088	6.1%
Jonathan Gallen 299 Park Ave. New York, NY 10171	2,767,550	4.8%
Genentech, Inc. 1 DNA Way South San Francisco, CA 94080	2,753,872	4.8%
Columbia Wanger Asset Management, L.P. 227 West Monroe St., Suite 3000 Chicago, IL 60606	2,300,000	4.0%
Clay B. Siegall, Ph.D. (5)	2,006,811	3.4%
Morris Z. Rosenberg, D.Sc. (6)	355,893	*
Peter D. Senter, Ph.D. (7)	302,331	*
Eric L. Dobmeier (8)	252,105	*
Marc E. Lippman, M.D. (9)	146,749	*
Tim J. Carroll (10)	100,361	*
Franklin M. Berger (11)	83,150	*
Iqbal S. Grewal, Ph.D. (12)	74,624	*
Douglas G. Southern (13)	56,479	*
David W. Gryska (14)	11,770	*
Todd E. Simpson	—	*
Daniel F. Hoth, M.D.	—	*
All directors & officers as a group (15 persons) (15)	19,351,725	33.2%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise or otherwise, within 60 days after March 17, 2006, including conversion of the Series A convertible preferred stock on an as-converted to common stock basis.

(2)	Percentage of common stock equivalents is based on a total of 57,437,312 shares of common stock and Series A convertible preferred stock outstanding, on an as-converted to common stock basis, as of March 17, 2006. For each named person, the percentage ownership includes stock that the person has the right to acquire within 60 days after March 17, 2006, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. In some cases, beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedule 13D’s or 13G’s, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2005.

(3)	Includes 26,933 shares of common stock, 39,650 shares of Series A convertible preferred stock and 49,563 shares of common stock issuable upon exercise of warrants owned by Baker/Tisch Investments, L.P., 39,347 shares of common stock, 26,780 shares of Series A convertible preferred stock and 33,475 shares of common stock issuable upon exercise of warrants owned by Baker Bros. Investments, L.P., 37,540 shares of common stock, 27,625 shares of Series A convertible preferred stock and 34,531 shares of common stock issuable upon exercise of warrants owned by Baker Bros. Investments II, L.P., 388,638 shares of common stock, 271,830 shares of Series A convertible preferred stock and 339,788 shares of common stock issuable upon exercise of warrants owned by Baker Biotech Fund I, L.P., 353,150 shares of common stock, 249,730 shares of Series A convertible preferred stock and 312,162 shares of common stock issuable upon exercise of warrants owned by Baker Biotech Fund II, L.P., 49,807 shares of common stock, 34,385 shares of Series A convertible preferred stock and 42,981 shares of common stock issuable upon exercise of warrants owned by Baker Biotech Fund II (Z), L.P., 234,861 shares of common stock owned by Baker Biotech Fund III, L.P., 45,090 shares of common stock owned by Baker Biotech Fund III (Z), L.P. and 19,561 shares of common stock owned by 14159, L.P. Felix Baker is a Managing Member of the investment advisors of each of the entities listed above and shares voting and dispositive power with respect to the shares held by each such entity and disclaims beneficial ownership of such shares in which he has no pecuniary interest. Also includes 20,000 shares issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(4)

Includes 481,540 shares of Series A convertible preferred stock and 601,925 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners (BHCA), L.P., 81,137 shares of Series A convertible preferred stock and 101,421 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors, L.P., 11,061 shares of Series A convertible preferred stock and 13,826 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors A, L.P., 41,182 shares of Series A convertible preferred stock and 51,478 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors (Cayman), L.P., 4,589 shares of Series A convertible preferred stock and 5,736 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors (Cayman) II, L.P. and 30,491 shares of Series A convertible preferred stock and 38,114 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors (Selldown), L.P. The general partner of J.P. Morgan Partners (BHCA), L.P. is JPMP Master Fund Manager, L.P. The general partner of each of J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P. and J.P. Morgan Partners Global Investors (Selldown), L.P. is JPMP Global Investors, L.P. JPMP Capital Corp., a wholly owned subsidiary of J.P. Morgan Chase & Co., a publicly traded company, is the general partner of each of JPMP Master Fund Manager, L.P. and JPMP Global Investors, L.P. Each of JPMP Master Fund Manger, L.P., JPMP Global Investors, L.P., JPMP Capital Corp., and J.P. Morgan Chase & Co. may be deemed beneficial owners of the shares held by J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors,

L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P., however, the foregoing shall not be construed as an admission that such entities are the beneficial owners of the shares held by J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P. Srinivas Akkaraju, M.D., Ph.D. is a Partner with J.P. Morgan Partners, LLC and shares voting or dispositive power with respect to the shares beneficially owned by each such entity listed above and disclaims beneficial ownership of such shares in which he has no pecuniary interest. Also includes 20,000 shares issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(5)	Includes 920,311 shares of common stock issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(6)	Includes 355,893 shares of common stock issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(7)	Includes 229,018 shares of common stock issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(8)	Includes 244,890 shares of common stock issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(9)	Includes 81,249 shares of common stock issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(10)	Mr. Carroll’s beneficial ownership is derived from the most recent Form 4 filed by him with the SEC and includes 37,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(11)	Includes 21,458 shares of common stock issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(12)	Includes 70,624 shares of common stock issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(13)	Includes 54,479 shares of common stock issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(14)	Includes 6,770 shares of common stock issuable upon exercise of options exercisable within 60 days of March 17, 2006.

(15)	Includes 3,741,260 shares of common stock issuable upon exercise of options and warrants exercisable within 60 days of March 17, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows (a) the compensation earned by the person who served as our Chief Executive Officer during the fiscal year ended December 31, 2005, (b) the compensation earned by the four other most highly compensated executive officers during the fiscal year ended December 31, 2005 and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the fiscal year (collectively, the “Named Executive Officers”) and (c) the compensation received by each of these people for the two preceding fiscal years.

Summary Compensation Table

	Fiscal Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation ($) (2)
Name & Principal Position		Salary ($) (1)	Bonus ($)	Securities Underlying Options (#)
Clay B. Siegall, Ph.D. President and Chief Executive Officer	2005 2004 2003	418,333 358,333 293,725	151,200 180,000 96,750	75,000 50,000 60,000	13,450 12,285 10,935

Eric L. Dobmeier Senior Vice President, Corporate Development and General Counsel	2005 2004 2003	253,316 227,219 184,045	80,817 68,281 35,620	90,000 50,000 60,000	12,135 11,054 10,698

Morris Z. Rosenberg, D. Sc Senior Vice President, Development	2005 2004 2003	245,771 218,659 204,522	69,356 59,974 45,036	30,000 90,000 12,000	12,302 11,133 11,138

Iqbal S. Grewal, Ph.D. (3) Vice President, Preclinical Therapeutics	2005 2004	227,995 46,875	102,787 —	20,000 175,000	82,302 1,054

Peter D. Senter, Ph.D. Vice President, Chemistry	2005 2004 2003	221,512 197,663 188,250	53,688 53,333 40,519	30,000 40,000 12,000	12,532 11,428 11,055

Todd E. Simpson (4) Chief Financial Officer	2005	63,167	38,038	250,000	2,199

Tim J. Carroll (5) Former Chief Financial Officer	2005 2004 2003	171,747 192,152 182,757	63,992 61,050 29,770	30,000 10,000 10,000	79,135 11,434 11,434

(1)	Includes amounts deferred under Seattle Genetics’ 401(k) plan.

(2)	Amounts reported consist of premiums paid on life, disability and health insurance policies for the officer’s benefit and, in the case of Dr. Grewal, payments in connection with relocation and temporary housing expenses in 2005.

(3)	Dr. Grewal commenced employment with us in October 2004. His salary on an annualized basis in 2004 was $225,000. Dr. Grewal’s bonus amount in 2005 includes a signing bonus of $50,000.

(4)	Mr. Simpson commenced employment with us in October 2005. His salary on an annualized basis in 2005 was $260,000. Mr. Simpson’s bonus amount in 2005 includes a signing bonus of $20,000.

(5)	Mr. Carroll retired in October 2005 as the Company’s Chief Financial Officer and served as a consultant to the Company from October 2005 through December 2005. The amount reported in All Other Compensation in 2005 for Mr. Carroll includes the items set forth in footnote (2) above and $57,200 paid to Mr. Carroll for services as a consultant from October 2005 through December 2005.

EMPLOYMENT CONTRACTS

In October 2001, the Company entered into an employment agreement with Clay B. Siegall, our current President and Chief Executive Officer. Dr. Siegall’s employment agreement provides that he receives an annual base salary and may receive an annual bonus based upon performance criteria and financial and operational results of the Company as determined by the Compensation Committee of the Board of Directors. Dr. Siegall is also eligible to receive additional grants of stock options from time to time in the future as determined by the Compensation Committee of the Board of Directors. In the event Dr. Siegall’s employment is constructively terminated or terminated by the Company without cause, he will be entitled to receive his monthly base salary and benefits for an additional 12 months, and to continued vesting of his options during those 12 months and a pro-rata portion of his annual bonus earned up to the date of termination. The employment agreement additionally provides that, in the event of a change of control, 100% of Dr. Siegall’s stock options shall become fully vested and exercisable. Dr. Siegall’s employment is for no specified length of time, and either he or the Company has the right to terminate his employment at any time with or without cause.

In March 2002, the Company entered into a Change of Control Agreement with Eric L. Dobmeier, our current Senior Vice President, Corporate Development and General Counsel. Pursuant to the agreement, in the event of a change of control and the involuntary termination of Mr. Dobmeier’s employment with the successor entity within 12 months of the closing of the change of control, 100% of Mr. Dobmeier’s initial stock option grant shall become fully vested and exercisable. This initial stock option fully vested in March 2006.

In August 2005, the Company entered into a Consulting Agreement with Tim J. Carroll in connection with his retirement as the Company’s Chief Financial Officer effective as of October 3, 2005. Pursuant to the Consulting Agreement, Mr. Carroll served as a full-time consultant receiving his full base salary for three months until January 3, 2006 and then served as a consultant on a part-time basis receiving 50% of his base salary for one month until February 3, 2006. He also received a bonus for 2005 payable upon the Company’s payment of other 2005 executive officer bonuses. In addition, Mr. Carroll’s options to purchase shares of the Company’s common stock continued to vest through the period he provided consulting services to the Company. The Company will continue to pay COBRA benefits through May 30, 2006 for Mr. Carroll.

In October 2005, the Company entered into an employment agreement with Todd E. Simpson, our current Chief Financial Officer. Mr. Simpson’s employment agreement provides that his starting base salary is $260,000 annually and he is eligible to receive an annual bonus at an initial incentive target of 30% of his base salary. The employment agreement additionally provides that Mr. Simpson receive a bonus of $20,000 payable upon commencement of his employment and receive an additional $25,000 payable upon the six month anniversary of his commencement date. Mr. Simpson also received an option to purchase 250,000 shares of the Company’s common stock at fair market value on the date of grant with a four year vesting period, subject to Mr. Simpson’s continued employment with the Company and the terms of the Company’s 1998 Stock Option Plan. If Mr. Simpson’s employment is terminated by the Company without cause or he resigns due to a reduction of his duties or compensation after a change in control of the Company, Mr. Simpson will be entitled to twelve months of base salary, pro-rated bonuses and health benefits continuation. Additionally, Mr. Simpson will be entitled to receive acceleration of the vesting of his outstanding stock options under certain circumstances. Mr. Simpson’s employment is for no specified length of time, and either he or the Company has the right to terminate his employment at any time with or without cause.

Certain Relationships and Related Party Transactions

The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

OPTION GRANTS IN FISCAL YEAR 2005

The following table provides information with respect to stock options granted to our Named Executive Officers during the fiscal year that ended December 31, 2005. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (5)
Name	Shares Underlying Options Granted (#) (2)	Percent of Total Options Granted to Employees in Fiscal 2005 (%) (3)	Exercise Price Per Share ($) (4)	Expiration Date	5% ($)	10% ($)
Clay B. Siegall, Ph.D.	75,000	7.08	5.92	1/31/15	279,229	707,622

Eric L. Dobmeier	40,000 50,000	3.78 4.72	5.92 5.07	1/31/15 3/01/15	148,922 159,425	377,398 404,014

Morris Z. Rosenberg, D.Sc.	30,000	2.83	5.92	1/31/15	111,692	283,049

Iqbal S. Grewal, Ph.D.	20,000	1.89	5.92	1/31/15	74,461	188,699

Peter D. Senter, Ph.D.	30,000	2.83	5.92	1/31/15	111,692	283,049

Todd E. Simpson	250,000	23.60	5.20	10/04/15	817,563	2,071,865

Tim J. Carroll	30,000	2.83	5.92	1/31/15	111,692	283,049

(1)	No stock appreciation rights (SARs) were granted during 2005.

(2)	Options vest at a rate of 25 percent on the first anniversary of the vesting commencement date and ratably each month thereafter over the remaining 36-month period. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment.

(3)	We granted options to purchase a total of 1,059,125 shares of common stock to employees during 2005.

(4)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or by a same-day sale of the purchased shares.

(5)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides certain information with respect to stock options exercised by our Named Executive Officers during the fiscal year ended December 31, 2005. The table also provides the number of shares covered by stock options as of the end of the fiscal year, and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year End (#) Exercisable / Unexercisable (1)	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable / Unexercisable (2)
Clay B. Siegall, Ph.D.	—	—	882,708 / 122,292	$578,125.00 / $23,075.00
Eric L. Dobmeier	—	—	198,644 / 156,356	$33,032.62 / $17,849.69
Morris Z. Rosenberg, D.Sc.	—	—	336,353 / 95,647	$12,425.00 / $4,615.00
Iqbal S. Grewal, Ph.D.	—	—	51,041 / 143,959	$0.00 / $0.00
Peter D. Senter, Ph.D.	—	—	203,645 / 79,605	$173,362.50 / $35,365.00
Todd E. Simpson	—	—	0 / 250,000	$0.00 / $0.00
Tim J. Carroll	6,666	$13,465.32	29,374 / 38,960	$887.50 / $3,846.78

(1)	No stock appreciation rights (SARs) were outstanding during fiscal 2005.

(2)	Based on the $4.72 per share closing price of our common stock on The Nasdaq National Market on December 30, 2005, less the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of our common stock that may be issued under our existing equity compensation plans: our 1998 Stock Option Plan, our 2000 Directors’ Stock Option Plan and our 2000 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)		Weighted average exercise price of outstanding options, warrants and rights (B)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by stockholders:

1998 Stock Option Plan	4,625,831		$5.88		2,665,424	(1)

2000 Directors’ Stock Option Plan	195,000		$5.49		155,000

2000 Employee Stock Purchase Plan	832,773	(2)	$4.55	(2)	—	(3)

Equity compensation plans not approved by stockholders:	—		—		—

Total	5,653,604				2,820,424

(1)	The 1998 Stock Option Plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2008, equal to the lesser of (i) 1,200,000 shares, (ii) four percent of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as is determined by the Board of Directors.

(2)	Assumes that employees will purchase the remaining 832,773 shares of common stock available for issuance under the 2000 Employee Stock Purchase Plan (“ESPP”) in July 2006 at a purchase price of $4.55 per share, which would be the purchase price if the purchase period ended March 17, 2006. Under the terms of the ESPP, shares are purchased at 85 percent of the fair market value of our common stock on either the first day of an offering period or the last day of a purchase period, whichever is lower. Therefore, the purchase price is not fixed until the July 2006 purchase date and employees may purchase the shares at a lower price per share, which could affect the weighted-average exercise price.

(3)	Assumes that employees will purchase the remaining 832,773 shares of common stock available for issuance under the ESPP in July 2006. The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2010 equal to the lesser of (i) 300,000 shares, (ii) one percent of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as is determined by the Board of Directors.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is currently comprised of four independent directors and operates under a written charter originally adopted by the Board of Directors in April 2000, and reviewed and amended as necessary by the Compensation Committee and Board of Directors.

The members of the Compensation Committee are currently Felix Baker (Chairman), Marc E. Lippman, David W. Gryska and Srinivas Akkaraju. Each of the members of the Compensation Committee is an “independent director” as currently defined in Rules 4200 and 4350 of the National Marketplace Rules of the NASD.

The following is a report of the Compensation Committee describing the compensation policies applicable to our executive officers, directors and employees during the fiscal year ended December 31, 2005. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also approves grants of options under our 1998 Stock Option Plan to executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive officer’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary that reflects individual performance and expertise, (ii) year-end bonus awards payable in cash and tied to the achievement of certain individual and corporate performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders.

In addition to the expertise of its individual members, the Compensation Committee periodically hires an independent compensation consultant to assist in making specific compensation decisions for executive officers. The independent consultant provides the Compensation Committee with market data for each executive position which consists of survey data for life science and biotechnology companies and a peer group of comparable companies with which the Company competes for executive talent. The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure.

CASH-BASED INCENTIVE COMPENSATION

Year-end cash bonuses are awarded to executive officers based on the Company’s performance in relation to predetermined corporate-wide goals established by the Compensation Committee, such as product development milestones, clinical trial progress and collaboration objectives, and individual executive officer performance for the year then ended.

LONG-TERM INCENTIVE COMPENSATION

We utilize our 1998 Stock Option Plan to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations.

Each option grant allows the recipient to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to ten years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the recipient only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Dr. Siegall, who has served as our Chief Executive Officer since November 2002, had a base salary during 2005 of $418,333. His bonus for the year 2005 was $151,200. In addition, he was granted an option to purchase 75,000 shares of common stock.

The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were applied in establishing the amount of Dr. Siegall’s salary, bonus and stock option grants. Significant factors in establishing Dr. Siegall’s compensation were his contributions toward achievement of the Company’s operating and financial goals.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

In making compensation decisions affecting our executive officers, the Compensation Committee considers and, to the extent practicable and to the extent permitted by applicable law, intends to maximize the Company’s ability to deduct under applicable federal corporate income tax law compensation payments made to executive officers. Specifically, the Compensation Committee considers the requirements and the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which generally disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted under the Company’s 1998 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

The Compensation Committee of the Board of Directors of Seattle Genetics, Inc.:

Felix Baker, Chairman

David W. Gryska

Marc E. Lippman

Srinivas Akkaraju

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for our common stock since March 6, 2001 (the date on which our common stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (a) the Nasdaq Stock Market (U.S.) Index, (b) the Nasdaq Biotechnology Index and (c) the Nasdaq Pharmaceutical Index. The graph assumes that $100 was invested on March 6, 2001, the date on which we completed our initial public offering, in our common stock and in each of the comparative indices. The graph further assumes that such amount was initially invested in our common stock at a per share price of $7.00, the price at which such stock was first offered to the public in our initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*

FROM MARCH 6, 2001 TO DECEMBER 31, 2005

AMONG SEATTLE GENETICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE NASDAQ PHARMACEUTICAL INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX

	*Cumulative Total Return
	3/6/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
SEATTLE GENETICS, INC.	100.00	81.43	44.29	122.57	93.29	67.43
NASDAQ STOCK MARKET (U.S.)	100.00	93.17	66.14	98.46	107.27	109.74
NASDAQ PHARMACEUTICAL	100.00	94.37	59.19	85.94	93.18	102.61
NASDAQ BIOTECHNOLOGY	100.00	77.04	42.79	59.96	62.45	79.70

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than ten percent of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16 reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2005 all Reporting Persons complied with all applicable filing requirements, except for late filings on Form 4 by Felix Baker and Srini Akkaraju reporting the grant of stock options in May 2005.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company’s Investor Relations Department at (425) 527-4000. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as described above.

PROXY FOR HOLDERS OF COMMON STOCK OF

SEATTLE GENETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SEATTLE GENETICS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2006.

The undersigned holder of common stock of Seattle Genetics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2006, and hereby appoints Clay B. Siegall and Eric L. Dobmeier, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Friday, May 19, 2006 at 11:00 a.m., local time, at 21823 – 30th Drive S.E., Bothell, Washington, 98021 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF TWO DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006; (3) TO APPROVE THE ISSUANCE AND SALE OF 1,129,015 SHARES OF COMMON STOCK TO ENTITIES AFFILIATED WITH BAKER BROTHERS INVESTMENTS FOR $5.25 PER SHARE PURSUANT TO THE STOCK PURCHASE AGREEMENT DATED MARCH 28, 2006; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ    FOLD AND DETACH HERE    Δ

You can now access your Seattle Genetics account online.

Access your Seattle Genetics stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Seattle Genetics, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• Make address changes
• View certificate history	• Obtain a duplicate 1099 tax form
• View book-entry information	• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

					Please Mark Here for Address Change or Comments	☐
					SEE REVERSE SIDE

The Company’s Board of Directors recommends a vote FOR the directors listed below and a vote FOR proposal 2 and FOR proposal 3.					Please mark your vote as indicated in this example	☒

1. ELECTION OF DIRECTOR:			2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006:	FOR AGAINST ABSTAIN ☐ ☐ ☐
	FOR the nominees listed below.	WITHHOLD authority to vote for the nominees listed below.
01 Clay B. Siegall 02 Daniel F. Hoth	☐	☐	3.	PROPOSAL TO APPROVE THE ISSUANCE AND SALE OF 1,129,015 SHARES OF COMMON STOCK TO ENTITIES AFFILIATED WITH BAKER BROTHERS INVESTMENTS FOR $5.25 PER SHARE PURSUANT TO THE STOCK PURCHASE AGREEMENT DATED MARCH 28, 2006.	FOR AGAINST ABSTAIN ☐ ☐ ☐
Withhold authority for the following nominee only (write the name of the nominee in the space below):

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

Signature	Signature	Date

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Δ    IF VOTING BY MAIL, FOLD AND DETACH HERE    Δ

Vote by Internet or Telephone or Mail

Internet and telephone voting is available through 11:59 p.m. Eastern Time on the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/sgen Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the Internet at http://www.seattlegenetics.com/news/index.htm

PROXY FOR HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK OF

SEATTLE GENETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SEATTLE GENETICS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2006.

The undersigned holder of Series A convertible preferred stock of Seattle Genetics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2006, and hereby appoints Clay B. Siegall and Eric L. Dobmeier, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Friday, May 19, 2006 at 11:00 a.m., local time, at 21823 – 30th Drive S.E., Bothell, Washington, 98021 and at any adjournment or postponement thereof, and to vote all shares of Series A convertible preferred stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF A DIRECTOR; (2) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006; (3) TO APPROVE THE ISSUANCE AND SALE OF 1,129,015 SHARES OF COMMON STOCK TO ENTITIES AFFILIATED WITH BAKER BROTHERS INVESTMENTS FOR $5.25 PER SHARE PURSUANT TO THE STOCK PURCHASE AGREEMENT DATED MARCH 28, 2006; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ    FOLD AND DETACH HERE    Δ

					Please Mark Here for Address Change or Comments	☐
					SEE REVERSE SIDE

The Company’s Board of Directors recommends a vote FOR the director listed below and a vote FOR proposal 2 and FOR proposal 3.					Please mark your vote as indicated in this example	☒

1. ELECTION OF DIRECTOR:			2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006:	FOR AGAINST ABSTAIN ☐ ☐ ☐
	FOR the nominee listed below.	WITHHOLD authority to vote for the nominee listed below.
01 Felix Baker	☐	☐	3.	PROPOSAL TO APPROVE THE ISSUANCE AND SALE OF 1,129,015 SHARES OF COMMON STOCK TO ENTITIES AFFILIATED WITH BAKER BROTHERS INVESTMENTS FOR $5.25 PER SHARE PURSUANT TO THE STOCK PURCHASE AGREEMENT DATED MARCH 28, 2006.	FOR AGAINST ABSTAIN ☐ ☐ ☐

			Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

Signature	Signature	Date

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Δ    FOLD AND DETACH HERE    Δ